Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585
DaVita Inc. 3rd Quarter 2020 Results
Denver, Colorado, October 29, 2020 — DaVita Inc. (NYSE: DVA) announced financial and operating results for the third quarter ended September 30, 2020. During the quarter, notwithstanding the challenges of responding to COVID-19, the Company delivered strong financial and operating results, and continued its focus on patient care and the safety of its patients, caregivers, teammates, and physician partners.

“I am proud of the hard work and dedication of our 65,000 teammates in delivering essential, life-preserving care to our patients,” said Javier Rodriguez, CEO of DaVita Inc. “Due to their efforts, we have been able to sustain continuity of care despite the disruption caused by the pandemic, while maintaining our strategic focus on leading the transformation of kidney care.”

Financial results for the quarter ended September 30, 2020:

•	Consolidated revenues of $2.924 billion.

•	Operating income of $438 million or 15.0% operating margin.

•	Diluted earnings per share from continuing operations of $1.28 and adjusted diluted earnings per share from continuing operations of $1.80.

•	Operating cash flow from continuing operations of $483 million and free cash flow from continuing operations of $287 million.

•	Refinanced $1.5 billion of 5% senior notes with $1.5 billion of new 3.75% senior notes in August.

•	Deployed proceeds from issuance of $1.75 billion of 4.625% senior notes in June to redeem $1.75 billion of 5.125% senior notes in July.

•	Repurchased 8,231,679 shares of our common stock at an average cost of $88.13 per share, including 7,981,679 shares purchased in a "modified" Dutch auction tender offer in September.

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$159	$150	$590	$465
Diluted per share	$1.28	$0.99	$4.72	$2.87
Adjusted net income from continuing operations(1)	$223	$232	$697	$588
Diluted per share adjusted(1)	$1.80	$1.53	$5.58	$3.64
Net income	$159	$143	$600	$566
Diluted per share	$1.28	$0.95	$4.80	$3.50

(1)	For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 15.

	Three months ended September 30,				Nine months ended September 30,
	2020		2019		2020		2019
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
Operating income:	(dollars in millions)
Operating income	$438	15.0%	$378	13.0%	$1,313	15.2%	$1,181	13.9%
Adjusted operating income(1)(2)	$438	15.0%	$462	15.9%	$1,364	15.8%	$1,306	15.4%

(1)	For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 15.

(2)	Adjusted operating income margin is adjusted operating income divided by consolidated revenues.
U.S. dialysis metrics:
Volume: Total U.S. dialysis treatments for the third quarter of 2020 were 7,656,173, or an average of 96,914 treatments per day, representing a per day decrease of 0.2% compared to the third quarter of 2019. Normalized non-acquired treatment growth in the third quarter of 2020 compared to the third quarter of 2019 was 0.6%.

	Three months ended		Quarter change	Nine months ended		Year to date change
	September 30, 2020	June 30, 2020		September 30, 2020	September 30, 2019
Per treatment metrics:
Revenue	$349.63	$352.26	$(2.63)	$349.82	$349.26	$0.56
Patient care costs	$232.57	$238.02	$(5.45)	$235.97	$239.90	$(3.93)
General and administrative	$39.62	$27.78	$11.84	$31.56	$28.80	$2.76
Primary drivers of the changes in the table above were as follows:
Revenue: The quarter change was primarily due to a decrease in commercial revenue per treatment, unfavorable changes in government payor mix and a decline in calcimimetics revenue per treatment, partially offset by increases in inpatient dialysis service revenue and Medicare rates due to the temporary suspension of Medicare sequestration. The year to date change was primarily due to favorable changes in government and commercial revenue per treatment, including an increase in Medicare rates due to the base rate increase in 2020 and the temporary suspension of Medicare sequestration, and an increase in inpatient dialysis services revenue, partially offset by a decline in calcimimetics revenue per treatment.
Patient care costs: The quarter change was primarily due to decreases in COVID-19-related costs, including compensation expense, and pharmaceutical intensity, partially offset by increases in health benefit expenses and other direct dialysis center operating expenses. The year to date change was primarily due to decreases in pharmaceutical unit costs, other direct dialysis center operating expenses, and health benefit expenses, partially offset by an increase in labor costs and COVID-19-related costs, including compensation expense.
General and administrative: The quarter change was primarily due to increases in advocacy costs, as described below, contributions to our charitable foundation and compensation expense. The year to date change was primarily due to increases in advocacy costs, as described below, contributions to our charitable foundation and compensation expense including costs related to COVID-19. These increases were partially offset by decreases in travel expenses, long-term incentive compensation expense and health benefit expenses.

Certain items impacting the quarter:
Share repurchases: The following table summarizes our common stock repurchases during the three months ended September 30, 2020.

	Three months ended September 30, 2020
	Shares repurchased	Amount paid (in millions)	Average paid per share
Tender offer(1)	7,981,679	$704	$88.22
Open market repurchases	250,000	21	85.04
	8,231,679	$725	$88.13

(1)
The aggregate amount paid for shares repurchased pursuant to our tender offer during the three months ended September 30, 2020 includes the clearing price of $88.00 per share plus related fees and expenses of $1.8 million.

Subsequent to September 30, 2020 through October 28, 2020, we repurchased 1,827,836 shares of our common stock for $161 million at an average cost of $87.96 per share.
Debt transactions: In August 2020, we issued $1.5 billion in aggregate principal amount of 3.75% senior notes due 2031 and used the net proceeds from these 3.75% senior notes, together with cash on hand, to redeem in full all $1.5 billion in aggregate principal amount of our outstanding 5% senior notes due 2025, including payment of accrued interest and a redemption premium. We also redeemed in full our $1.75 billion in aggregate principal amount of our outstanding 5.125% senior notes due 2024, including payment of accrued interest and a redemption premium, in July 2020 with the proceeds from our $1.75 billion in aggregate principal amount of 4.625% senior notes due 2030 issued in June 2020, together with cash on hand.
Advocacy costs: During the three months ended September 30, 2020, we incurred advocacy costs of approximately $66 million to counter union policy efforts, including a California ballot initiative. These costs are included in the U.S. dialysis segment's general and administrative expenses.
Financial and operating metrics:

	Three months ended September 30,		Rolling twelve months ended September 30,
	2020	2019	2020	2019
Cash flow:	(dollars in millions)
Operating cash flow	$483	$641	$2,175	$1,781
Operating cash flow from continuing operations	$483	$648	$2,172	$1,602
Free cash flow from continuing operations (1)	$287	$437	$1,393	$722

(1)	For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 15.

	Three months ended September 30, 2020	Nine months ended September 30, 2020
Effective income tax rate on:
Income from continuing operations	23.2%	24.3%
Income from continuing operations attributable to DaVita Inc.(1)	29.2%	28.9%
Adjusted income from continuing operations attributable to DaVita Inc.(1)	28.0%	28.2%

(1)	For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 15.
Center activity: As of September 30, 2020, we provided dialysis services to a total of approximately 238,200 patients at 3,100 outpatient dialysis centers, of which 2,809 centers were located in the United States and 291 centers were located in nine countries outside of the United States. During the third quarter of 2020, we opened a total of 17 new dialysis centers, acquired five dialysis centers and closed eight dialysis centers in the United States. We also acquired eleven dialysis centers, opened one new dialysis center and sold or closed eight dialysis centers outside of the United States during the third quarter of 2020.

Outlook:
The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, including those described below, and actual results may vary materially from these forward-looking measures. In particular, the widespread impact of the COVID-19 pandemic continues to generate significant risk and uncertainty, and as a result, our future results could vary materially from the guidance provided below. We do not provide guidance for diluted net income from continuing operations per share attributable to DaVita Inc., effective income tax rate on income from continuing operations or free cash flow from continuing operations on a basis consistent with United States generally accepted accounting principles (GAAP) nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including loss on changes in ownership interests, accruals for legal matters, refinancing charges and foreign currency fluctuations, which may be significant. The guidance for our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. also excludes the amount of third party owners' income and related taxes attributable to non-tax paying entities.

	Current 2020 guidance		Prior 2020 guidance
	Low	High	Low	High
	(dollars in millions, except per share data)
Revenue	$11,500	$11,600	$11,500	$11,700
Adjusted operating income margin	15.3%	15.6%	14.0%	14.75%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	28.0%	29.5%	28.0%	29.5%
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$7.35	$7.60	$6.25	$6.75
Capital expenditures from continuing operations	$650	$690	$700	$750
Free cash flow from continuing operations	$1,100	$1,250	$800	$1,000
We will be holding a conference call to discuss our results for the third quarter ended September 30, 2020, on October 29, 2020, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for "forward-looking statements" provided by the PSLRA. These forward-looking statements could include, among other things, DaVita's response to and the expected future impacts of COVID-19, including statements about our balance sheet and liquidity, our expenses, revenues, billings and collections and future results, potential need, ability or willingness to use any funds under the CARES Act or other government programs, availability or cost of supplies, treatment volumes, mix expectation, such as the percentage or number of patients under commercial insurance, and overall impact on our patients, as well as other statements regarding our future operations, financial condition and prospects, government and commercial payment rates, our ongoing stock repurchase program, and statements related to our guidance and expectations for future periods and the assumptions underlying any such projections. Without limiting the foregoing, statements including the words "expect," "intend," "will," “could,” "plan," "anticipate," "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on DaVita's current expectations and are based solely on information available as of the date of this release. DaVita undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law. Actual future events and results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:

•
the continuing impact of the dynamic and evolving COVID-19 pandemic, including, without limitation, on our patients, teammates, physician partners, suppliers, business, operations, reputation, financial condition and results of operations, the government’s response to the COVID-19 pandemic, and the consequences of an extended economic downturn resulting from the impacts of COVID-19, such as a potential negative impact on our commercial mix, any of which may also have the effect of heightening many of the other risks and uncertainties discussed below;

•	our need, ability and willingness to utilize any funds received under the CARES Act or other government programs, and the consequences of our decisions with respect thereto;

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number or percentage of our patients under such plans, including without limitation as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•
the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof or related litigation, result in a reduction in coverage or reimbursement rates for our services, a reduction in the number of patients enrolled in higher-paying commercial plans or that are enrolled in or select Medicare Advantage plans, or other material impacts to our business; or our making incorrect assumptions about how our patients will respond to any such developments;

•	a reduction in government payment rates under the Medicare program or other government-based programs and the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation, regulation, ballot, executive action or other initiatives, including such initiatives related to healthcare and/or labor matters, such as AB290 and Proposition 23 in California;

•
the impact of the upcoming election cycle, the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current healthcare marketplace, as well as the composition of the U.S. Supreme Court;

•
our ability to successfully implement our strategy with respect to home-based dialysis, including maintaining our existing business and further developing our capabilities in a complex and highly regulated environment;

•	changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to calcimimetics;

•	legal and compliance risks, such as our continued compliance with complex government regulations;

•	continued increased competition from dialysis providers and others, and other potential marketplace changes;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;

•
uncertainties related to potential payments and/or adjustments under certain provisions of the equity purchase agreement for the sale of our DaVita Medical Group (DMG) business, such as post-closing adjustments and indemnification obligations;

•
the variability of our cash flows, including without limitation any extended billing or collections cycles; the risk that we may not be able to generate or access sufficient cash in the future to service our indebtedness or to fund our other liquidity needs; and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;

•
factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, as well as our use of a considerable amount of available funds to repurchase stock;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill, investments or other assets; and

•
uncertainties associated with the other risk factors set forth in DaVita Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and the risks and uncertainties discussed in any subsequent reports that DaVita has filed or furnished with the SEC from time to time.

The financial information presented in this release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Dialysis patient service revenues	$2,781,650	$2,777,192	$8,253,128	$8,130,697
Other revenues	142,416	126,886	392,154	359,198
Total revenues	2,924,066	2,904,078	8,645,282	8,489,895
Operating expenses and charges:
Patient care costs	1,971,719	1,991,172	5,931,732	5,913,860
General and administrative	363,280	298,736	943,065	824,887
Depreciation and amortization	156,894	155,915	468,949	456,685
Equity investment income	(5,496)	(3,936)	(27,681)	(11,158)
Loss on changes in ownership interest, net	—	—	16,252	—
Goodwill impairment charges	—	83,855	—	124,892
Total operating expenses and charges	2,486,397	2,525,742	7,332,317	7,309,166
Operating income	437,669	378,336	1,312,965	1,180,729
Debt expense	(73,658)	(88,589)	(243,642)	(351,774)
Debt prepayment, refinancing and redemption charges	(86,074)	(21,242)	(89,022)	(33,402)
Other income, net	5,395	5,280	10,590	17,863
Income from continuing operations before income taxes	283,332	273,785	990,891	813,416
Income tax expense	65,792	65,254	240,564	197,938
Net income from continuing operations	217,540	208,531	750,327	615,478
Net (loss) income from discontinued operations, net of tax	—	(6,843)	9,980	102,854
Net income	217,540	201,688	760,307	718,332
Less: Net income attributable to noncontrolling interests	(58,866)	(58,418)	(160,438)	(152,222)
Net income attributable to DaVita Inc.	$158,674	$143,270	$599,869	$566,110

Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations per share	$1.31	$1.00	$4.81	$2.88
Basic net income per share	$1.31	$0.95	$4.89	$3.51
Diluted net income from continuing operations per share	$1.28	$0.99	$4.72	$2.87
Diluted net income per share	$1.28	$0.95	$4.80	$3.50

Weighted average shares for earnings per share:
Basic	120,905,038	150,675,465	122,582,099	161,147,122
Diluted	123,953,879	151,295,950	124,927,380	161,636,011

Amounts attributable to DaVita Inc.:
Net income from continuing operations	$158,674	$150,113	$589,889	$464,590
Net (loss) income from discontinued operations	—	(6,843)	9,980	101,520
Net income attributable to DaVita Inc.	$158,674	$143,270	$599,869	$566,110

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net income	$217,540	$201,688	$760,307	$718,332
Other comprehensive income (loss), net of tax:
Unrealized losses on interest rate cap agreements:
Unrealized losses	(1,628)	(1,060)	(16,470)	(1,672)
Reclassifications of net realized losses into net income	1,034	1,569	4,280	4,782
Unrealized gains (losses) on foreign currency translation:
Foreign currency translation adjustments	13,171	(44,502)	(62,842)	(45,790)
Other comprehensive income (loss)	12,577	(43,993)	(75,032)	(42,680)
Total comprehensive income	230,117	157,695	685,275	675,652
Less: Comprehensive income attributable to noncontrolling interests	(58,866)	(58,418)	(160,438)	(152,222)
Comprehensive income attributable to DaVita Inc.	$171,251	$99,277	$524,837	$523,430

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Nine months ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$760,307	$718,332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	468,949	456,685
Debt prepayment, refinancing and redemption charges	86,957	33,402
Impairment charges	—	124,892
Stock-based compensation expense	67,217	47,811
Deferred income taxes	191,783	72,590
Equity investment income, net	3,026	5,131
Loss on sales of business interests, net	16,252	23,022
Other non-cash charges, net	(7,980)	24,291
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(12,405)	(182,684)
Inventories	(8,445)	9,519
Other receivables and other current assets	(62,025)	51,319
Other long-term assets	(1,853)	2,324
Accounts payable	445	(106,662)
Accrued compensation and benefits	(12,124)	(57,930)
Other current liabilities	123,833	140,046
Income taxes	(100,160)	57,279
Other long-term liabilities	(19,547)	(27,542)
Net cash provided by operating activities	1,494,230	1,391,825
Cash flows from investing activities:
Additions of property and equipment	(449,896)	(547,183)
Acquisitions	(112,597)	(77,348)
Proceeds from asset and business sales	83,339	3,863,619
Purchase of debt investments held-to-maturity	(147,829)	(98,322)
Purchase of other debt and equity investments	(3,388)	(5,160)
Proceeds from debt investments held-to-maturity	148,341	—
Proceeds from sale of other debt and equity investments	3,434	5,893
Purchase of equity method investments	(9,613)	(8,770)
Distributions from equity method investments	902	1,296
Net cash (used in) provided by investing activities	(487,307)	3,134,025
Cash flows from financing activities:
Borrowings	3,826,484	38,519,991
Payments on long-term debt	(3,927,411)	(40,485,415)
Deferred financing and debt redemption costs	(105,705)	(84,588)
Purchase of treasury stock	(1,025,878)	(1,837,022)
Distributions to noncontrolling interests	(179,098)	(157,170)
Stock award exercises and other share issuances, net	3,838	7,333
Contributions from noncontrolling interests	32,854	44,095
Purchases of noncontrolling interests	(6,782)	(10,988)
Net cash used in financing activities	(1,381,698)	(4,003,764)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16,606)	(4,178)
Net increase in cash, cash equivalents and restricted cash	(391,381)	517,908
Less: Net decrease in cash, cash equivalents and restricted cash from discontinued operations	—	(423,813)
Net (decrease) increase in cash, cash equivalents and restricted cash from continuing operations	(391,381)	941,721
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	1,208,718	415,420
Cash, cash equivalents and restricted cash of continuing operations at end of the period	$817,337	$1,357,141

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except share data)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$710,514	$1,102,372
Restricted cash and equivalents	106,823	106,346
Short-term investments	19,360	11,572
Accounts receivable	1,804,390	1,795,598
Inventories	106,254	97,949
Other receivables	548,381	489,695
Prepaid and other current assets	58,512	66,866
Income tax receivable	75,441	19,772
Total current assets	3,429,675	3,690,170
Property and equipment, net of accumulated depreciation of $4,368,659 and $3,969,566, respectively	3,417,919	3,473,384
Operating lease right-of-use assets	2,834,163	2,830,047
Intangible assets, net of accumulated amortization of $75,727 and $81,922, respectively	118,078	135,684
Equity method and other investments	252,483	241,983
Long-term investments	29,867	36,519
Other long-term assets	96,110	115,972
Goodwill	6,868,377	6,787,635
	$17,046,672	$17,311,394
LIABILITIES AND EQUITY
Accounts payable	$388,504	$403,840
Other liabilities	879,792	756,174
Accrued compensation and benefits	701,968	695,052
Current portion of operating lease liabilities	365,190	343,912
Current portion of long-term debt	163,787	130,708
Income tax payable	—	42,412
Total current liabilities	2,499,241	2,372,098
Long-term operating lease liabilities	2,710,550	2,723,800
Long-term debt	7,866,545	7,977,526
Other long-term liabilities	147,371	160,809
Deferred income taxes	765,691	577,543
Total liabilities	13,989,398	13,811,776
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,303,934	1,180,376
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000,000 shares authorized; 126,065,294 and 113,781,317 shares issued and outstanding at September 30, 2020, respectively, and 125,842,853 shares issued and outstanding at December 31, 2019)	126	126
Additional paid-in capital	694,132	749,043
Retained earnings	2,031,607	1,431,738
Treasury stock (12,283,977 and zero shares, respectively)	(1,028,578)	—
Accumulated other comprehensive loss	(122,530)	(47,498)
Total DaVita Inc. shareholders' equity	1,574,757	2,133,409
Noncontrolling interests not subject to put provisions	178,583	185,833
Total equity	1,753,340	2,319,242
	$17,046,672	$17,311,394

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2020
	September 30, 2020	June 30, 2020	September 30, 2019
1. Consolidated business metrics:
Operating income margin	15.0%	14.2%	13.0%	15.2%
Adjusted operating income margin excluding certain items(1)(3)	15.0%	16.0%	15.9%	15.8%
General and administrative expenses as a percent of consolidated revenues(2)	12.4%	11.0%	10.3%	10.9%
Effective income tax rate on income from continuing operations	23.2%	24.6%	23.8%	24.3%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(1)	29.2%	29.2%	30.3%	28.9%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(1)	28.0%	28.0%	27.6%	28.2%

2. Summary of financial results:
Revenues:
U.S. dialysis patient services and other	$2,694	$2,675	$2,691	$7,986
Other—Ancillary services
U.S. other	125	116	118	365
International dialysis patient service and other	147	129	131	412
	271	245	248	777
Eliminations	(41)	(40)	(36)	(117)
Total consolidated revenues	$2,924	$2,880	$2,904	$8,645
Operating income (loss):
U.S. dialysis	$471	$523	$501	$1,485
Other—Ancillary services
U.S.	(14)	(41)	(15)	(74)
International(4)	7	1	(83)	25
	(7)	(40)	(98)	(49)
Corporate administrative support expenses	(26)	(73)	(25)	(123)
Total consolidated operating income	$438	$410	$378	$1,313

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2020
	September 30, 2020	June 30, 2020	September 30, 2019
3. Summary of reportable segment financial results:

U.S. dialysis
Revenue:
Dialysis patient service revenues	$2,677	$2,667	$2,681	$7,955
Other revenues	17	8	10	31
Total operating revenues	2,694	2,675	2,691	7,986
Operating expenses:
Patient care costs	1,781	1,802	1,813	5,366
General and administrative	303	210	235	718
Depreciation and amortization	148	148	148	443
Equity investment income	(9)	(8)	(5)	(25)
Total operating expenses	2,224	2,152	2,191	6,501
Segment operating income	$471	$523	$501	$1,485

4. U.S. dialysis business metrics:
Volume:
Treatments	7,656,173	7,570,908	7,673,191	22,740,403
Number of treatment days	79.0	78.0	79.0	234.6
Average treatments per day	96,914	97,063	97,129	96,933
Per day year over year (decrease) increase	(0.2)%	0.7%	2.7%	0.7%
Normalized non-acquired treatment growth year over year(5)	0.6%	1.6%	2.2%
Operating net revenues:
Average patient service revenue per treatment	$349.63	$352.26	$349.41	$349.82
Expenses:
Patient care costs per treatment	$232.57	$238.02	$236.32	$235.97
General and administrative expenses per treatment	$39.62	$27.78	$30.63	$31.56
Accounts receivable:
Receivables	$1,670	$1,649	$1,719
DSO	58	57	60

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2020
	September 30, 2020	June 30, 2020	September 30, 2019
5. Cash flow:
Operating cash flow	$483	$651	$641	$1,494
Operating cash flow from continuing operations	$483	$651	$648	$1,494
Operating cash flow from continuing operations, last twelve months	$2,172	$2,337	$1,602
Free cash flow from continuing operations(1)	$287	$507	$437	$977
Free cash flow from continuing operations, last twelve months(1)	$1,393	$1,543	$722
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$84	$74	$84	$239
Development and relocations	$75	$63	$90	$211
Acquisition expenditures	$68	$10	$11	$113
Proceeds from sale of self-developed properties	$11	$42	$12	$79

6. Debt and capital structure:
Total debt(6)	$8,111	$9,886	$8,212
Net debt, net of cash and cash equivalents(6)	$7,401	$6,957	$6,959
Leverage ratio (see calculation on page 14)	2.96x	3.66x	3.21x
Weighted average effective interest rate:
During the quarter	3.31%	3.64%	5.09%
At end of the quarter	3.11%	3.65%	4.66%
On the senior secured credit facilities at end of the quarter	2.11%	2.10%	4.30%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	45%	54%	44%
Debt with rates fixed by its terms or capped by cap agreements	88%	90%	86%
Amount spent on share repurchases	$725	$—	$1,748	$1,029
Number of shares repurchased	8,231,679	—	30,591,750	12,283,977
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(2)	General and administrative expenses includes certain corporate support, long-term incentive compensation, accruals for legal matters, advocacy costs and charitable contributions.

(3)	Adjusted operating income margin is adjusted operating income divided by consolidated revenues.

(4)
The reported operating income (loss) for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, include foreign currency (losses) gains of approximately $(2.9), $(3.7) and $2.9, respectively, and approximately $3.1 for the nine months ended September 30, 2020.

(5)
Normalized non-acquired treatment growth reflects year over year growth in treatment volume, adjusted to exclude acquisitions and other similar transactions, and further adjusted to normalize for the number and mix of treatment days in a given quarter versus the prior year quarter.

(6)
The debt amounts as of September 30, 2020, June 30, 2020 and September 30, 2019 presented exclude approximately $80.9, $85.1 and $76.0, respectively, of debt discount and other deferred financing costs related to our senior secured credit facilities and senior notes in effect or outstanding at that time.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)
Note 1: Calculation of the Leverage Ratio
Under our senior secured credit facilities (the “Credit Agreement”) dated August 12, 2019, the leverage ratio is defined as (a) all funded debt plus the face amount of all letters of credit issued, minus unrestricted cash and cash equivalents (including short-term investments) not to exceed $750,000 divided by (b) “Consolidated EBITDA.” The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The calculation below is based on the last twelve months of “Consolidated EBITDA,” as of the end of the reported period and pro forma for acquisitions or divestitures that occurred during the period, and “Consolidated net debt” at the end of the reported period, each as defined in the Credit Agreement. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for the ratio of total debt to operating income, determined in accordance with GAAP. The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures of other companies.

	Rolling twelve months ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net income attributable to DaVita Inc. from continuing operations (1)	$832,131	$823,570	$624,922
Income taxes	322,254	321,716	249,686
Interest expense	297,145	307,509	437,513
Depreciation and amortization	627,416	626,436	611,841
Impairment charges	—	83,855	124,892
Noncontrolling interests and equity investment income, net	226,307	221,002	210,641
Stock-settled stock-based compensation	86,417	80,228	56,784
Debt prepayment, refinancing and redemption charges	89,022	24,190	33,402
Loss (gain) on changes in ownership interest, net	16,252	16,252	(28,152)
Other	18,421	10,264	24,088
“Consolidated EBITDA”	$2,515,365	$2,515,022	$2,345,617

	September 30, 2020	June 30, 2020	September 30, 2019
Total debt, excluding debt discount and other deferred financing costs(2)	$8,111,276	$9,886,314	$8,211,895
Letters of credit issued	64,634	57,452	72,777
	8,175,910	9,943,766	8,284,672
Less: Cash and cash equivalents including short-term investments(3)	(718,726)	(750,000)	(750,000)
Consolidated net debt	$7,457,184	$9,193,766	$7,534,672
Last twelve months “Consolidated EBITDA”	$2,515,365	$2,515,022	$2,345,617
Leverage ratio	2.96x	3.66x	3.21x
Maximum leverage ratio permitted under the Credit Agreement	5.00x	5.00x	5.00x

(1)
The net income measure presented is our net income from continuing operations attributable to DaVita Inc., since the Credit Agreement requires divestitures to be reflected on a pro forma basis for our leverage ratio calculation, and this measure of net income already excludes our discontinued operations divested.

(2)
The debt amounts as of September 30, 2020, June 30, 2020 and September 30, 2019 presented exclude approximately $80,945, $85,080 and $75,979, respectively, of debt discount and other deferred financing costs related to our senior secured credit facilities and senior notes in effect at that time.

(3)
This excludes amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented. The Credit Agreement limits the amount deducted for cash and cash equivalents, including short-term investments, to the lesser of all unrestricted cash and cash equivalents of the Company or $750,000.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, debt prepayment and refinancing charges and gains and charges associated with settlements; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, management uses adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures also are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. Furthermore, we believe these presentations enhance a user's understanding of our normal consolidated operating income by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities.
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, under our definition, free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and all capital expenditures (including development capital expenditures, routine maintenance and information technology); plus contributions from noncontrolling interests and sale leaseback proceeds. Management uses this measure to assess our ability to fund acquisitions and meet our debt service obligations and we believe this measure is equally useful to investors and analysts as an adjunct to cash flows from operating activities from continuing operations and other measures under GAAP.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following Notes 2 through 5 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands, except for per share data)

Note 2:	Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	September 30, 2020		June 30, 2020		September 30, 2019
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$158,674	$1.28	$201,602	$1.62	$150,113	$0.99
Operating charges:
Goodwill impairment charges	—	—	—	—	83,855	0.55
Loss on changes in ownership interests, net	—	—	16,252	0.13	—	—
General and administrative:
Accruals for legal matters	—	—	35,000	0.28	—	—
Debt prepayment, refinancing and redemption charges	86,074	0.69	—	—	21,242	0.14
Related income tax	(21,476)	(0.17)	(10,988)	(0.09)	(23,236)	(0.15)
Adjusted net income from continuing operations attributable to DaVita Inc.	$223,272	$1.80	$241,866	$1.95	$231,974	$1.53
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

	Nine months ended
	September 30, 2020		September 30, 2019
	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$589,889	$4.72	$464,590	$2.87
Operating charges:
Goodwill impairment charges	—	—	124,892	0.77
Loss on changes in ownership interests, net	16,252	0.13	—	—
General and administrative:
Accruals for legal matters	35,000	0.28	—	—
Debt prepayment, refinancing and redemption charges	89,022	0.71	33,402	0.21
Related income tax	(33,200)	(0.27)	(35,231)	(0.22)
Adjusted net income from continuing operations attributable to DaVita Inc.	$696,963	$5.58	$587,653	$3.64
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands, except for per share data)
Note 3:    Adjusted operating income

	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Consolidated:
Operating income	$437,669	$409,920	$378,336	$1,312,965	$1,180,729
Operating charges:
Goodwill impairment charges	—	—	83,855	—	124,892
Loss on changes in ownership interests, net	—	16,252	—	16,252	—
General and administrative:
Accruals for legal matters	—	35,000	—	35,000	—
Adjusted operating income	$437,669	$461,172	$462,191	$1,364,217	$1,305,621

	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Consolidated:
U.S. dialysis:
Segment operating income	$470,596	$522,630	$500,742	$1,484,833	$1,416,680
Other - Ancillary services:
U.S.
Segment operating loss	(13,912)	(40,991)	(14,928)	(74,273)	(45,498)
Loss on changes in ownership interests, net	—	16,252	—	16,252	—
Adjusted operating loss	(13,912)	(24,739)	(14,928)	(58,021)	(45,498)
International
Segment operating income (loss)	6,826	1,370	(82,797)	24,919	(124,906)
Goodwill impairment charges	—	—	83,855	—	124,892
Adjusted operating income (loss)	6,826	1,370	1,058	24,919	(14)
Adjusted Other - Ancillary services operating loss	(7,086)	(23,370)	(13,870)	(33,102)	(45,513)
Corporate administrative support expenses:
Segment expenses	(25,841)	(73,088)	(24,681)	(122,514)	(65,546)
Accruals for legal matters	—	35,000	—	35,000	—
Adjusted Corporate administrative support expenses	(25,841)	(38,088)	(24,681)	(87,513)	(65,547)
Adjusted operating income	$437,669	$461,172	$462,191	$1,364,217	$1,305,621
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 4:    Effective income tax rates on income from continuing operations attributable to DaVita Inc.

	Three months ended			Nine months ended September 30, 2020
	September 30, 2020	June 30, 2020	September 30, 2019
Income from continuing operations before income taxes	$283,332	$338,084	$273,785	$990,891
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(59,216)	(53,335)	(58,502)	(160,923)
Income from continuing operations before income taxes attributable to DaVita Inc.	$224,116	$284,749	$215,283	$829,968

Income tax expense for continuing operations	$65,792	$83,212	$65,254	$240,564
Less: Income tax attributable to noncontrolling interests	(350)	(65)	(84)	(485)
Income tax expense from continuing operations attributable to DaVita Inc.	$65,442	$83,147	$65,170	$240,079

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	29.2%	29.2%	30.3%	28.9%
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Nine months ended September 30, 2020
	September 30, 2020	June 30, 2020	September 30, 2019
Income from continuing operations before income taxes	$283,332	$338,084	$273,785	$990,891
Operating charges:
Goodwill impairment charges	—	—	83,855	—
Loss on changes in ownership interests, net	—	16,252	—	16,252
General and administrative:
Accruals for legal matters	—	35,000	—	35,000
Debt prepayment, refinancing and redemption charges	86,074	—	21,242	89,022
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(59,216)	(53,335)	(58,502)	(160,923)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$310,190	$336,001	$320,380	$970,242
Income tax expense	$65,792	$83,212	$65,254	$240,564
Add income tax related to:
Operating charges:
Goodwill impairment charges	—	—	17,768	—
Loss on changes in ownership interests, net	—	2,255	—	2,255
General and administrative:
Accruals for legal matters	—	8,733	—	8,733
Debt prepayment, refinancing and redemption charges	21,476	—	5,468	22,212
Less income tax related to:
Noncontrolling interests	(350)	(65)	(84)	(485)
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$86,918	$94,135	$88,406	$273,279
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	28.0%	28.0%	27.6%	28.2%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 5:    Free cash flow from continuing operations

	Three months ended			Nine months ended September 30, 2020
	September 30, 2020	June 30, 2020	September 30, 2019
Net cash provided by continuing operating activities	$482,727	$651,122	$647,553	$1,494,230
Less: Distributions to noncontrolling interests	(60,545)	(60,422)	(61,456)	(179,098)
Plus: Contributions from noncontrolling interests	12,272	11,195	12,814	32,854
Cash provided by continuing operating activities attributable to DaVita Inc.	434,454	601,895	598,911	1,347,986
Less: Expenditures for routine maintenance and information technology	(83,507)	(74,196)	(83,513)	(239,317)
Less: Expenditures for development	(74,722)	(62,529)	(89,752)	(210,579)
Plus: Proceeds from sale of self-developed properties	10,530	41,574	11,616	79,307
Free cash flow from continuing operations	$286,755	$506,744	$437,262	$977,397

	Rolling twelve months ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net cash provided by continuing operating activities	$2,172,131	$2,336,957	$1,602,098
Less: Distributions to noncontrolling interests	(255,051)	(255,962)	(213,938)
Plus: Contributions from noncontrolling interests	46,076	46,618	53,227
Cash provided by continuing operating activities attributable to DaVita Inc.	1,963,156	2,127,613	1,441,387
Less: Expenditures for routine maintenance and information technology	(369,560)	(369,566)	(363,946)
Less: Expenditures for development	(299,699)	(314,729)	(406,309)
Plus: Proceeds from sale of self-developed properties	98,672	99,758	51,058
Free cash flow from continuing operations	$1,392,569	$1,543,076	$722,190
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.